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                                                                   Exhibit 10.12

                          FORM OF CONSULTING AGREEMENT

     Effective ___________________________, 1999, Baxter Healthcare Corporation, acting through its _______ Division having an address at _____, ("BAXTER") and ______, residing at _____ ("Consultant") agree to the following terms and conditions under which Consultant has agreed to provide BAXTER with Consulting Service during the period ending _____ from the Effective Date of this Agreement.

1.   Scope of Work
     -------------

     The services performed by Consultant for BAXTER pursuant to this Agreement shall be deemed to be within the general field of _____ ("Field of the Agreement"). Consulting Service shall mean those services to be performed by Consultant for BAXTER as outlined in the attached Exhibit A.

2.   Compensation
     ------------

     BAXTER shall pay Consultant for Consulting Service actually requested by and provided to BAXTER at the rate of _____. Consultant has agreed to provide BAXTER with a minimum of _____ of Consulting Service under this Agreement. Consultant also recognizes that any obligation specifying a minimum number of hours to be made available by Consultant shall not be interpreted as binding BAXTER to use Consultant for the specified number of hours. BAXTER shall only be obligated to pay Consultant for the actual number of hours requested by BAXTER and provided by Consultant.

     In the event that BAXTER requests Consultant to provide Consulting Service at a location away from the metropolitan area of Consultant's regular place of business, BAXTER will reimburse Consultant for reasonable travel and living expenses incurred by Consultant. It is understood and agreed that BAXTER will stipulate the places and locations where Consultant will provide the Consulting Service. Payment for the Consulting Service and any travel expenses will be made upon submission by Consultant, and approval by BAXTER of an itemized account of the Consulting Service provided, travel expenses incurred, and payments due.

3.   Manner of Performance
     ---------------------

     Consultant represents that Consultant has the requisite expertise, ability and legal right to render the Consulting Service, and will perform the Consulting Service in an efficient manner and in accordance with the terms of this Agreement. Consultant will abide by all laws, rules and regulations that apply to the performance of the Consulting Service and when on BAXTER's premises, will comply with BAXTER's policies with respect to conduct of visitors.
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     In performing the Consulting Service, Consultant will comply with Baxter
Shared Values: Standards for Business Ethics, a copy of which Consultant acknowledges having received, read and understood.

     Consultant is an independent contractor, and shall not be considered an employee of BAXTER. BAXTER will not be responsible for Consultant's acts while performing the Consulting Services, whether on BAXTER's premises or elsewhere, and Consultant will not have authority to speak for, represent, or obligate BAXTER in any way.

4.   Confidentiality
     ---------------

     During discussions leading up to this Agreement, and during the course of the Consulting Service performed pursuant to this Agreement, it is anticipated that Consultant will learn confidential and/or proprietary information of BAXTER. Consultant will keep confidential, and not use, except in connection with the Consulting Service to be provided hereunder, information which is provided to Consultant by BAXTER and/or developed by Consultant while performing Consulting Service, including without limitation, information concerning BAXTER products, manufacturing processes, customers, product pricing, and technical know-how, unless and until BAXTER consents to disclosure, or unless such information otherwise was previously known by Consultant, as documented by Consultant in writing, or becomes generally available to the public through no fault of Consultant. The obligations of non-use and confidentiality of such information shall survive the termination of this Agreement.

     Consultant further represents that any and all information disclosed to BAXTER, or used for the benefit of BAXTER by Consultant does not include any confidential, trade secret or proprietary information of others.

Consultant will not disclose to others, without BAXTER's consent, the fact that it is providing Consulting Service for BAXTER. Upon termination of this Agreement, Consultant will return to BAXTER all copies of drawings, specifications, manuals and other printed or reproduced material (including information stored on machine readable media) provided to Consultant by BAXTER or developed by Consultant during the performance of Consulting Services under this Agreement.

5.   Conflicts of Interest
     ---------------------

     Consultant represents that it has advised BAXTER in writing prior to the date of signing this Agreement of any relationship with third parties, including competitors of BAXTER, which would present a conflict of interest with the Consulting Service, or which would prevent Consultant from carrying out the terms of this Agreement. Consultant agrees to advise BAXTER of any such relationships that arise during the term of this Agreement.

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     BAXTER will have the option to terminate this Agreement without further liability to Consultant, upon learning of the occurrence of any of the described events except to pay for any Consulting Service actually rendered. Consultant shall have no recourse against BAXTER for termination under this Article.

6.   Relationship with Others
     ------------------------

     During the term of this Agreement, and for one year after its termination date, Consultant agrees not to perform any service within the Field of the Agreement or which may utilize any of the information obtained from BAXTER or any information developed during the course of performing the Consulting Service for BAXTER, for any other entity, and in particular any other entity engaged in the development, manufacture, distribution or sales of medical care products or services.

7.   Indemnification
     ---------------

     Consultant agrees to indemnify and hold BAXTER harmless for any injury occurring to the property or person of Consultant as a result of Consultant's performance of Consulting Services under this Agreement, provided that said injury has not occurred because of the gross negligence of BAXTER.

8.   Ownership of Developments
     -------------------------

     Consultant agrees and does hereby assign to BAXTER, any and all of Consultant's interest in any inventions or discoveries, which includes all written materials and other works which may be subject to copyright, and all patentable and unpatentable inventions, discoveries, and ideas (including but not limited to any computer software) which are reduced to practice, conceived or written by Consultant during the term of this Agreement, and for 90 days after it expires, and which are based upon any information received from BAXTER, and/or developed as a result of performing the Consulting Service for BAXTER (hereinafter "Development"). Consultant agrees to hold all such Developments confidential in accordance with Article 4 of this Agreement.

     Consultant shall disclose promptly to BAXTER each such inventions or discoveries and, upon BAXTER's request and at BAXTER's expense, Consultant will assist BAXTER, or anyone it designates, in filing and prosecuting patent or copyright applications in any country in the world. Each copyrightable work, to the extent permitted by law, will be considered a work made for hire and the authorship and copyright of the work shall be in BAXTER's name. Consultant will execute all papers and do all things which may be necessary or advisable, in the opinion of BAXTER, to prepare, file and prosecute such applications, and to evidence the assignment in BAXTER, or its designee, of all right, title and interest in and to such Development.

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     BAXTER agrees to compensate Consultant for any time Consultant actually spends in response to a specific request for assistance by BAXTER under this Article. If for any reason Consultant's interest in such Development is subordinate to another party, or if Consultant's interest in such Development has been released to another party pursuant to a contract or governmental regulation, Consultant agrees to notify BAXTER and take whatever steps BAXTER deems necessary to convert or transfer such third party's interest in such Development to Consultant for subsequent transfer to BAXTER under the terms of this Agreement. Furthermore, if for any reason BAXTER is unable to obtain Consultant's execution of any paper necessary to prepare, file and/or prosecute such applications, Consultant hereby conveys to BAXTER its power of attorney only for the purpose of executing any such papers necessary to prepare, file and/or prosecute such applications.

9.   Disclosures to BAXTER
     ---------------------

     If during the term of this Agreement, Consultant discloses any copyrightable works, inventions, discoveries, or ideas to BAXTER which were conceived or written prior to this Agreement, or which are not based upon any information received from BAXTER, and/or developed as a result of performing the Consulting Service under this Agreement, BAXTER will have no liability to Consultant because of its use of such works, inventions, discoveries or ideas, except liability for infringement of any valid copyright or patent now or hereafter issued thereon.

10.  Term
     ----

     The term of this Agreement is as specified on the first page of this Agreement. The parties agree that this Agreement may be extended by mutual written agreement. BAXTER shall have the right to terminate this Agreement upon sixty (60) days written notice to Consultant. Consultant agrees that he shall have no recourse against BAXTER, beyond that provided for under Article 2, for BAXTER's earlier termination. BAXTER's only obligation upon such termination is to compensate Consultant for any time actually spent by Consultant in providing Consulting Services under this Agreement and for properly reimbursable travel expenses.

11.  General
     -------

     No assignment by Consultant of this Agreement, or any sums due under it, will be binding on BAXTER without BAXTER's prior written consent. This Agreement supersedes all prior agreements and understandings between the parties respecting the subject matter of this Agreement. This Agreement may not be changed or terminated orally by or on behalf of either party. In the event either party breaches this Agreement, the other party will have the right to terminate the Agreement. In the event of the actual or threatened breach of any of the terms of paragraphs 4, 6, and 8, BAXTER will have the right to specific performance and injunctive relief. The rights granted by this paragraph are in addition to all other remedies and rights available at law or in equity. This Agreement shall be construed according to the laws of California for contracts made within that state.

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12.  Severability
     ------------

  If any of the provisions of this Agreement are void or unenforceable, the remaining provisions shall nevertheless be effective, the intent being to effectuate this Agreement to the fullest extent possible.

CONSULTANT                             BAXTER HEALTHCARE CORPORATION
                                       _____  DIVISION

By: ______________________________     By: ______________________________

Title: ___________________________     Title: ___________________________



Date: ____________________________     Date: ____________________________

Soc. Sec. No.:  __________________



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